Exhibit 10.08

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of March 11, 2013, by and between ENERGY TELECOM, INC., a Florida corporation, with headquarters located at 3501-B N. Ponce de Leon Blvd., #393, St. Augustine, Florida 32084 (the "Company"), and Normandia Capital, a Panama corporation with a mailing address of c/o Gracin & Marlow, LLP, 405 Lexington Avenue, 26th Floor, New York, New York 10174 (the "Buyer").

WHEREAS:

A.          The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the under the Securities Act of 1933, as amended (the “1933 Act”).

B.           The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 1,520 shares of series A convertible preferred stock (the “Preferred Shares”) pursuant to the Certificate of Designation, Rights and Preferences of the Series A Convertible Preferred Stock, in the form attached hereto as Exhibit A (the “Certificate of Designation”), which Preferred Shares are convertible into shares of the Company’s class A Common Stock (the “Common Stock” and, as converted, the “Conversion Shares”, and together with the Common Stock and Preferred Shares, the “Securities”).

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.           PURCHASE AND SALE OF PREFERRED SHARES.

  (a)              Purchase of Preferred Shares.

(i)           Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to Buyer, and Buyer, shall purchase from the Company on the Closing Date (as defined below), the Preferred Shares (the "Closing").

(ii)           Closing. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date hereof after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of Gracin & Marlow, LLP, Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174.

(iii)           Purchase Price. The aggregate purchase price for the Preferred Shares to be purchased by the Buyer at the Closing (the "Purchase Price") shall be $152,000. The purchase price per Preferred Share is $152,000.

  (b)             Form of Payment. On the Closing Date, (i) Buyer shall pay the Purchase Price to the Company for the Preferred Shares to be issued and sold to Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall deliver to Buyer the Preferred Shares which such Buyer is purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.           BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants that:

  (a)             Organization; Authority. Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Buyer of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of such Buyer. This Agreement has been duly executed by Buyer, and when delivered by Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

  (b)             No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

  (c)              Non-U.S. Buyer. Buyer is outside the United States when receiving and executing this Agreement and the Buyer is not a U.S. Person as defined in Rule 902 of Regulation S.

  (d)              No Public Sale or Distribution. Such Buyer (i) is acquiring the Preferred Shares and (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws.   The Buyer has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons.

  (e)             Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

  (f)              Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

  (g)             No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

  (h)             Transfer or Resale. Such Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Buyer, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration (it being acknowledged that an opinion issued by Gracin & Marlow, LLP shall be acceptable to the Company), or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

  (i)              Certain Trading Activities. Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that such Buyer was first contacted regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer (it being understood and agreed that for all purposes of this Agreement, and, without implication that the contrary would otherwise be true, that neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable shares of Common Stock). “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

  (j)              Experience of Such Buyer. Such Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

  (k)              General Solicitation.  Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

  (l)              No Directed Selling Efforts.  The Buyer has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Buyer may sell or otherwise dispose of the Securities pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements.

  (m)             No Plan or Scheme.  The Buyer acknowledges that the statutory and regulatory basis for the exemption from U.S. registration requirements claimed for the offer of the Preferred Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state or provincial securities laws.

  (n)             Observance of Local Laws.  To the best of Buyer’s knowledge, the Buyer is in compliance with the laws of its jurisdiction in connection with any invitation to subscribe for the Preferred Shares or any use of this Agreement, including: (a) the legal requirements within its jurisdiction for the purchase of the Preferred Shares; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Such Buyer’s subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Buyer’s jurisdiction.

The Company acknowledges and agrees that Buyer does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyer that, as of the date hereof and as of the Closing Date (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary (as defined below) of the Company):

  (a)             Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida, with corporate power and authority to own or lease its properties and conduct its business as described in its Annual Report on Form 10-K for the year ended December 31, 2011 (the "Annual Report"). The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC) other than as set forth in the Annual Report and otherwise has no direct or indirect subsidiaries. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) (collectively a "Material Adverse Effect").

  (b)            Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, and the reservation for issuance and the issuance of the shares issuable upon conversion of the Preferred Shares have been duly authorized by the Company's Board of Directors, and no further filing, consent, or authorization is required by the Company's Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

  (c)                Issuance of Securities. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company have been duly authorized and, when issued and paid for as contemplated by the terms of the Transaction Documents, will be free from all taxes, liens and charges with respect to the issue thereof, validly issued, fully paid and non-assessable, and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the maximum number of shares of common stock issuable upon conversion of the Preferred Shares.  The offering or sale of the Securities as contemplated by this Agreement does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Upon issuance or conversion in accordance with the Preferred Shares, the shares to be issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. There are no securities or instruments issued by the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities

  (d)               Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 200,000,000 shares of Class A Common Stock, of which, 8,314,115 are issued and outstanding, (ii) 10,000,000 shares of Class B Common Stock, of which, 600,000 are issued and outstanding, and (ii) 10,000,000 shares of preferred stock, of which 5,790 shares have been designated as Preferred Shares and 4,180.3 Preferred Shares are issued and outstanding.

  (e)              Disclosure.

 (i)          The Company confirms that neither it nor any other person acting on its behalf has provided the Buyer’s agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to Buyer regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date hereof did not at the time of release contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make such statements therein, in the light of the circumstances in which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(ii) The Common Stock of the Company is registered pursuant to Section 15 of the 1934 Act.  During the one year period preceding the date of this Agreement, the Company has timely filed all reports, schedules, forms, statements and other documents that a company with securities registered under Section 12 of the 1934 Act would be required to file.  At the times of their respective filing, all such reports, schedules, forms, statements and other documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder.  At the times of their respective filings, such reports, schedules, forms, statements and other documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (f)           Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities. The Company has satisfied or will satisfy all requirements of the federal and state securities laws and, except for a Form 8-K filing, the issuance of the Preferred Shares does not require any filing with the Securities and Exchange Commission or any state regulators.

  (g)           Financial Statements. The consolidated financial statements of the Company, together with related notes and schedules as set forth or incorporated by reference in the Annual Report, present fairly in all material respects the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such consolidated financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting ("GAAP"), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made and comply as to form in all material respects with applicable accounting requirements and the rules of the SEC as applicable to companies with securities registered under the 1934 Act. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Annual Report present fairly in all material respects the information shown therein, at the indicated dates and for the indicated periods, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Annual Report. All filings of the Company made with the SEC complied in all material respects with the requirements of the 1934 Act and none of such filings contain an untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

  (h)            Accountants. RBSM LLP, who have rendered an opinion on the financial statements filed with the Securities and Exchange Commission (“SEC”) as part of, or incorporated by reference in, the Annual Report is, to the Company’s knowledge, an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the "PCAOB").

  (i)             Weaknesses or Changes in Internal Accounting Controls. Except as disclosed in the Annual Report or any quarterly reports on Form 10-Q or Current Reports on Form 8-K filed since the filing of the Annual Report with the SEC (the “SEC Filings”), the Company is not aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

  (j)              Sarbanes-Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC thereunder (collectively, the "Sarbanes-Oxley Act") has been applicable to the Company, there is, and has been, no failure on the part of the Company to comply in all respects with any provision of the Sarbanes-Oxley Act other than the weakness in internal accounting controls. The Company has taken all necessary actions to ensure that it is in compliance in all respects with all provisions of the Sarbanes-Oxley Act other than the weakness in internal accounting controls that are in effect with respect to which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act which will become applicable to the Company.

  (k)             Litigation. There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which if determined adversely to the Company would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in the Annual Report.

  (l)              Title. The Company has good and marketable title to all of the material properties and assets reflected in the consolidated financial statements hereinabove described or described in the Annual Report, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Annual Report or which are not material in amount or would not materially interfere with the use to be made of such properties or assets. The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Annual Report.

  (m)            Taxes. The Company has filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP. All tax liabilities have been adequately provided for in the consolidated financial statements of the Company in accordance with GAAP, and the Company does not know of any actual or proposed additional material tax assessments.

  (n)             Absence of Certain Changes. Except as disclosed in the SEC Filings, there has not been any Material Adverse Effect, and there has not been any material transaction entered into by the Company. The Company has no material contingent obligations which are not disclosed in the SEC Filings.

  (o)             No Conflicts. The Company is not, or with the giving of notice or lapse of time or both, will not be after giving effect to the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares, and the reservation for issuance and the issuance of the underlying commons shares), (i) in violation of its articles of organization, by-laws, any certificate of designations or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its respective properties is bound, or of the articles of organization or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except to the extent that such conflict, breach or default would not have a Material Adverse Effect.

  (p)             Contracts. There is no document, contract or other agreement required to be described in the SEC Filings that is not described or filed as required by the 1934 Act or the rules and regulations thereunder. Each description of a contract, document or other agreement in the SEC Filings accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the SEC Filings or listed in the exhibits to the SEC Filings or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matter of public policy and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principle). Neither the Company nor, to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement or any other agreement or instrument to which the Company is a party or by which the Company or its respective properties or businesses may be bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case in which the default or event, individually or in the aggregate, would have a Material Adverse Effect.

  (q)              Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect.

  (r)              Conduct of Business. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company and the Company will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

  (s)             Intellectual Property. Except as described in the SEC Filings or in any document incorporated by reference therein, the Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses in the manner in which they are being conducted; the Company owns or possesses the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("Intellectual Property") necessary to carry on their business in all material respects in the manner in which it is being conducted; the Company has not infringed, and the Company has not received notice of conflict with, any Intellectual Property of any other person or entity. The Company has taken all steps reasonably necessary to secure ownership interests in Intellectual Property created for it by any contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the SEC Filings and are not described therein in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the SEC Filings and are not described therein in all material respects. None of the technology employed by the Company and material to the Company's business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's knowledge, any of its officers, directors or employees or, to the Company's knowledge, otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the SEC Filings, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. Except for prior infringements by others of Intellectual Property owned by or licensed to the Company, which the Company, through counsel, has resolved through cease-and-desist letters, the Company is not aware of any current infringement by others of Intellectual Property owned by or licensed to the Company.

  (t)             Manipulation of Prices. Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

  (u)            Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities contemplated hereunder and for so long any Buyer holds any Securities, will not be an "investment company" within the meaning of such term under the Investment Company Act of 1940 as amended and the rules and regulations of the SEC thereunder.

  (v)             Internal Accounting Controls.

(i)           Except as disclosed in the SEC Filings, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

  (ii)             The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act); except as disclosed in the SEC Filings, the Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the 1934 Act, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

  (w)             Industry and Market Data. The statistical, industry-related and market-related data included in the Annual Report, if any, are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are derived.

  (x)             Money Laundering Laws. The operations of the Company is and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened.

  (y)             Office of Foreign Assets Control. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

  (z)              Reserved.

  (aa)           Employee Benefits. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

  (bb)           Employee Relations. (i) The Company is not a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters, except where such violation would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii) The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  (cc)           Transactions with Affiliates. Except as disclosed in the SEC Filings, there are no relationships or related-party transactions involving the Company and to the knowledge of the Company, any other person required to be described in the SEC Filings which have not been described as required.

  (dd)           Environmental Laws. The Company is (i) not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), (ii) does not own or operate any real property contaminated with any substance that is subject to environmental laws, (iii) is not liable for any off-site disposal or contamination pursuant to any environmental laws, and (iv) is not subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

  (ee)           Listing; 1933 Act Registration. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1933 Act or the quotation of the Common Stock on the OTC-BB, nor, has the Company received any notification that the SEC or the OTC-BB is currently contemplating terminating such registration or quotation.

  (ff)             Contributions; Foreign Corrupt Practices. The Company has not made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.

  (gg)           No Integrated Offering. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the Rules and Regulations or the interpretations thereof by the SEC. None of the Company, any of its affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

  (hh)           Consents.   The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, including the issuance of the Securities, in each case in accordance with the terms hereof or thereof. The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

  (ii)             Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that Buyer is not (i) an officer or director of the Company, (ii) to the knowledge of the Company, an "affiliate" of the Company (as defined in Rule 144 of the 1933 Act) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 405 of the 1933 Act). The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to the Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

  (jj)             Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to exempt the Company's issuance of the Securities and Buyer's ownership of the Securities from the provisions of any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of Securities and each Buyer's ownership of the Securities). The Company does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

  (ii)              Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

  (jj)             Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

  (kk)            Shell Company Status. The Company is not, and has not been in the last twelve (12) months, an issuer identified in Rule 144(i)(1).

  (ll)             Solvency. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(oo), "Insolvent" means, with respect to any person  (i) the present fair saleable value of such person's assets is less than the amount required to pay such person's total indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

4.           COVENANTS.

  (a)             Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

  (b)             Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, including general and administrative expenses and not for (i) the repayment of any outstanding indebtedness of the Company outside the ordinary course of business or (ii) the redemption or repurchase of any of its equity securities.

  (c)             Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by any holder of Securities (an “Investor“) in connection with a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and who agrees to be bound by the provisions of this Agreement. If Investor effects such a pledge of Securities, it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. At the Investor’s expense, the Company hereby agrees, subject to applicable securities laws, to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

  (d)             Disclosure of Transactions and Other Material Information. Without the prior written consent of Buyer, neither the Company nor any of its affiliates shall disclose the name of Buyer in any filing, announcement, release or otherwise unless such disclosure is required by law or regulation   Notwithstanding the foregoing, the Buyer acknowledges that this Agreement is required to be filed as an exhibit to a Form 8-K with the SEC within four (4) business days and consents to such filing.

  (e)             Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares (without taking into account any limitations on the exercise of the Preferred Shares).

  (f)              Additional Issuances of Securities.

(i)            For purposes of this Section 4(f), the following definitions shall apply.

(1)            "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(2)            "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(3)            "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

(4)            "Excluded Securities" means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon conversion of the Preferred Shares; and (iii) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof.

(5)            "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(ii)           From the date hereof until the ninetieth (90th) day after the Closing Date (the "Trigger Date"), the Company will not (A), directly or indirectly, file any registration statement, amendment to a registration statement or prospectus with the SEC, (B) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents or (C) be party to any solicitations, negotiations or discussions with regard to the foregoing. The restrictions contained in this subsection paragraph shall not apply in connection with the issuance of any Excluded Securities.

  (g)             Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to the Buyer executed copies of the Transaction Documents, Securities and other documents required to be delivered to any party pursuant to Section 7 hereof.

  (h)             No Dilution. The Company shall not sell or issue any additional shares of series A convertible preferred stock without the prior written consent of the Buyer, which consent may be withheld by Buyer in its sole discretion.
5
  REGISTER; TRANSFER AGENT INSTRUCTIONS.

  (a)              Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares in which the Company shall record the name and address of Buyer (including the name and address of each transferee)), the number of Common Shares issuable upon conversion of the Preferred Shares. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

  (b)             Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent in the form of Exhibit D attached hereto (the "Irrevocable Transfer Agent Instructions"), and any subsequent transfer agent, to issue certificates or, provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, cause the Transfer Agent to issue such certificates to the Buyer by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian system to the applicable balance accounts at DTC, registered in the name of Buyer or its respective nominee(s), for the Common Shares into which the Preferred Shares are convertible in such amounts as specified from time to time by Buyer to the Company upon conversion of the Preferred Shares. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to the Transfer Agent, and any subsequent transfer agent with respect to the Common Shares, and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.           CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

  The obligation of the Company hereunder to issue and sell the Preferred Shares to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing Buyer with prior written notice thereof:

  (i)               Buyer shall have executed each of the Transaction Documents and delivered the same to the Company.

  (ii)             Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares being purchased by Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

  (iii)            The representations and warranties of Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

  (iv)            No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

  (v)             The Buyer shall have delivered to Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

7.           CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE.

The obligation of Buyer hereunder to purchase the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

    (i)             The Company shall have duly executed and delivered to Buyer (1) each of the Transaction Documents (2) the Preferred Shares (allocated in such amounts as Buyer shall request), being purchased by Buyer at the Closing pursuant to this Agreement and (3) a copy of Irrevocable Instructions to the Transfer Agent in the form of Exhibit A attached hereto, which instructions shall have been acknowledged in writing by the Company’s transfer agent.  Notwithstanding anything else to the foregoing in this Agreement, Buyer hereby consents to delivery of the Preferred Shares within ten (10) business days after the Closing Date.

    (ii)            The Company shall have delivered to Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within forty-five (45) days of the Closing Date and, if applicable, qualification as a foreign corporation in good standing in each jurisdictions in which the Company conducts business.

    (iii)           The Company shall have delivered to Buyer a copy of the Articles of Incorporation, as amended.

    (v)            The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (1) the resolutions adopted by the Company's Board of Directors in a form reasonably acceptable to Buyer, (2) the Articles of Incorporation and (3) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit B.

    (vi)           The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a s  pecific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit C.

    (vii)          The Company shall have delivered to Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

    (viii)         The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

    (ix)           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(x)            The Company shall have delivered to Buyer such other documents relating to the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

8.            RIGHT OF FIRST REFUSAL.

Until one year following the Closing Date or until the Holder no longer holds any securities of the Company, whichever occurs first, the Buyer shall be given not less than five (5) business days prior written notice of any proposed sale by the Company of any shares of common or preferred stock (“Other Offering”), except in connection with the Excepted Issuances (as defined below).  If Buyer elects to exercise its rights pursuant to this Section 8, the Buyer shall have the right during the five (5) business days following receipt of the notice to purchase up to all of such offered common or preferred stock in accordance with the terms and conditions set forth in the notice of sale.  In the event such terms and conditions are materially modified during the notice period, Buyers shall be given prompt notice of such material modification and shall have the right during the ten (10) business days following the notice of modification to exercise such right.  “Excepted Issuances” shall mean: (i) full or partial consideration in connection with a strategic synergistic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to a stock option or incentive plan approved by the Company’s shareholders, (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms in effect on the Closing Date, and (v) as a result of the conversion of any Preferred Shares issued pursuant to this Agreement.

9.            PIGGYBACK REGISTRATION RIGHTS.

For a period of twenty-four (24) months following the Closing Date, if the Company proposes to file a registration statement with respect to any class of its equity securities and included in such registration statement are securities held for the account of one or more holders of securities of the Company, but excluding any registration statements (i) on Form S-4 or S-8 (or any successor or substantially similar form), or of any employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or a dividend reinvestment plan, (ii) otherwise relating to any employee, benefit plan or corporate reorganization or other transactions covered by Rule 145 promulgated under the 1933 Act, or (iii) on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the resale of the Conversion Shares), then the Company shall in each case give written notice of the proposed filing to Buyer at least twenty (20) business days before the anticipated filing date of the registration statement by the Company, which the Company notice must offer to Buyer the opportunity to have any or all of the Conversion Shares included in that registration statement. If Buyer wishes to have any of those Conversion Shares or any shares of Common Stock held by the Buyer registered under this Section 9(b), Buyer must so advise the Company in writing within ten (10) business days after the date of his receipt of that notice, specifying how many of the Conversion Shares it wishes to have so registered, and the Company shall include in that registration statement all Conversion Shares or shares of Common Stock that Buyer has requested be included therein subject to the provisions of the next sentence. Notwithstanding the foregoing, if the underwriter for the offering being registered shall determine and advise the Company in writing that marketing factors require a limitation in the number of securities that can be sold in the offering, then the Company will include in such registration the securities requested to be included pro rata among all holders with such piggyback rights on the basis of the number of securities requested to be included by such holders; provided that no shares of any executive officers of directors shall be included in such registration statement unless all of the Holder’s shares are included and provided, further that if any shares of any holders with piggyback rights are included then the Holder shall be entitled to register at least twenty-five percent (25%) of its Conversion Shares or shares of Common Stock.  In furtherance and not in limitation of the foregoing, the Buyer shall have no rights pursuant to this Article 9 at such time as all of the Buyer’s Conversion Shares may be sold without limitation pursuant to Rule 144 and without any requirements applicable to the Company such as current public information requirements.

10.           MISCELLANEOUS.

  (a)             Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

  (b)             Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

  (c)             Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

  (d)            Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

  (e)             Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and any amendment to this Agreement made in conformity with the provisions of this Section 8(e) shall be binding upon the Buyer and holders of Securities as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.

  (f)              Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Energy Telecom, Inc.
3501-B N. Ponce de Leon Blvd., #393
St. Augustine, Florida 32084

with a copy (for informational purposes only) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725
Attention: James M. Turner, Esq.

If to the Transfer Agent:

Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, Texas 75034
Telephone: (972) 963-0012
Facsimile: (469) 633-0088
Attention: Marilyn Fox

If to Buyer:

Normandia Capital
c/o Gracin & Marlow, LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174
Telephone: (212) 907-6457
Facsimile: (212) 208-4657
Attention: Leslie Marlow, Esq.

to its address and facsimile number set forth above, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

  (g)             Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be Buyer hereunder with respect to such assigned rights.

  (h)             No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

  (i)              Survival. The representations and warranties of the Company and the Buyer contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closing.

  (j)              Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

  (k)             Indemnification. (i) In consideration of Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees"), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party that is not an affiliate of such Indemnitee (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of  Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents, provided, however, that such Indemnified Liabilities, shall in no event exceed the net proceeds received by the Company from the Buyer as a result of the sale of the Securities to the Buyer pursuant to this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

 (ii)           Promptly after receipt by an Indemnitee under this Section 8(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 8(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Buyer. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 8(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii)           The indemnification required by this Section 8(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)           The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

  (l)              No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

  (m)            Remedies. Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyer. The Company therefore agrees that the Buyer shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

  (n)            Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

  (o)             Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

ENERGY TELECOM, INC.

By:
Name: Thomas Rickards
Title: Chief Executive Officer
[Signature Page to Securities
Purchase Agreement]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:
NORMANDIA CAPITAL
By; _________________________________
Name: Title:

EXHIBITS

Exhibit A	Certificate of Designation, Rights and Preferences of the Series A Convertible Preferred Stock
Exhibit B	Form of Secretary's Certificate
Exhibit C	Form of Officer's Certificate
Exhibit D	Form of Irrevocable Transfer Agent Instructions